Exhibit 99.1

Designated Filer:	Insight Holdings Group, LLC
Issuer & Ticker Symbol:	Alteryx, Inc. [AYX]
Date of Event Requiring Statement:	September 10, 2018

EXPLANATION OF RESPONSES

(1) Each share of Class B Common Stock of Alteryx, Inc. (the “Issuer”) is convertible, at any time at the option of the holder, into one (1) share of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”). On September 10, 2018, IVP VIII converted 310,264 shares of Class B Common Stock into 310,264 shares of Class A Common Stock, IVP Cayman VIII converted 80,257 shares of Class B Common Stock into 80,257 shares of Class B Common Stock, IVP Delaware VIII converted 98,406 shares of Class B Common Stock into 98,406 shares of Class A Common Stock and IVP VIII Co-Investors converted 11,073 shares of Class B Common Stock into 11,073 shares of Class A Common Stock, IVP Coinvestment III converted 290,069 shares of Class B Common Stock into 290,069 shares of Class A Common Stock and IVP Coinvestment Delaware III converted 209,931 shares of Class B Common Stock into 209,931 shares of Class A Common Stock. The shares of Class A Common Stock and Class B Common Stock have no expiration date.

(2) Effective September 10, 2018, the Insight Funds (as defined below) distributed an aggregate of 1,000,000 shares of Class A Common Stock of the Issuer to their partners on a pro rata basis in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities, with no consideration being paid in connection therewith.

(3) The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Insight Holdings”). Insight Holdings is the sole shareholder of Insight Venture Associates VIII, Ltd., or IVA Ltd. IVA Ltd is the general partner of Insight Venture Associates VIII, L.P., or IVA LP, which is the general partner of Insight Venture Partners VIII, L.P., (“IVP VIII”) Insight Venture Partners (Cayman) VIII, L.P., (“IVP Cayman VIII”) Insight Venture Partners (Delaware) VIII, L.P., (“IVP Delaware VIII”) and Insight Venture Partners VIII (Co-Investors), L.P., (“IVP VIII Co-Investors”) or collectively, the Insight VIII Funds. Insight Holdings is also the sole shareholder of Insight Venture Associates Coinvestment III, Ltd., or IVAC Ltd. IVAC Ltd. is general partner of Insight Venture Associates Coinvestment III, L.P., or IVAC. IVAC is the general partner of Insight Venture Partners Coinvestment Fund III, L.P. (“IVP Coinvestment III”) and Insight Venture Partners Coinvestment Fund (Delaware) III, L.P., (“IVP Coinvestment Delaware III”) or collectively, the Coinvest III Funds and, together with the Insight VIII Funds, the Insight Funds.

(4) The Insight Funds collectively hold 675,000 shares of Class A Common Stock of the Issuer reported as indirectly owned by the reporting person. IVAC holds 7,561 shares of Class A Common Stock of the Issuer reported as indirectly owned by the reporting person. IVA LP holds 762 shares of Class A Common Stock of the Issuer reported as indirectly owned by the reporting person. See footnote (3) above for a description of the relationship between the reporting person and the Insight Funds, IVAC and IVA LP.

(5) All shares of common stock of the Issuer indicated as indirectly owned by the reporting person are included herein because the reporting person shares voting and dispositive control of the shares held of record by the Insight Funds as a member of the board of managers of Insight Holdings and has an indirect pecuniary interest in the shares of the issuer held of record by the Insight Funds. The reporting person disclaims beneficial ownership of all shares of common stock of the Issuer attributable to the Insight Funds except to the extent of his pecuniary interest therein.

(6) 45,878 shares of Class A Common Stock of the Issuer are owned by JPH Fund VIII LLC and 4,412 shares of Class A Common Stock of the Issuer are owned by JPH Private Investments LLC. The reporting person controls both JPH Fund VIII LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the securities owned by each of JPH Fund VIII LLC and JPH Private Investments LLC. The remaining shares of Class A Common Stock are owned by the Insight Funds, IVAC and IVA LP as set forth in footnote (4). Footnote (5) is herein incorporated by reference.